UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 27, 2009, Visa Inc. (the “Company”) issued a press release announcing financial results for its fiscal fourth quarter and year ended September 30, 2009.

A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

On October 27, 2009, the Company will host a conference call to discuss its fiscal fourth quarter and year ended September 30, 2009 financial results.

A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2. All information in the presentation is furnished but not filed.

Item 8.01	Other Events.

On October 27, 2009, the Company issued a press release announcing that its board of directors (the “Board”) has authorized a $1 billion share repurchase plan. The authorization will be in place through September 30, 2010, and is subject to extension or expansion at the determination of Visa’s Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of Visa Inc., dated October 27, 2009.

99.2	Presentation of Visa Inc., dated October 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: October 27, 2009

	By:	/s/ Joseph W. Saunders
Joseph W. Saunders
Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Visa Inc., dated October 27, 2009.

99.2	Presentation of Visa Inc., dated October 27, 2009.